UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 8, 2003

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-33295	41-1717208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of Principal Executive Offices, including Zip Code)

(651) 452-3000

(Registrant’s Telephone Number, including Area Code)

ITEM 5                                                        OTHER EVENTS.

Reference is made to the press release issued to the public by MedicalCV, Inc. on July 14, 2003, relating to the completion of $2.0 million of bridge debt financing transactions with private investors, resulting in net proceeds of up to approximately $1.87 million.  Such press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7                                                        FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description

10.1	Loan Agreement by and between Peter L. Hauser and MedicalCV, Inc., dated July 1, 2003.

10.2	$1.0 Million Subordinated Note issued by MedicalCV, Inc. (Maker) to Peter Ludwig Hauser (Payee), dated July 1, 2003.

10.3	Subordination and Intercreditor Agreement by and between Peter L. Hauser and PKM Properties, LLC, accepted and acknowledged by MedicalCV, Inc., dated July 1, 2003.

10.4	May Security Agreement in favor of PKM Properties, LLC and Peter L. Hauser, securing property of MedicalCV, Inc., dated July 1, 2003.

10.5	Warrant Agreement to purchase 380,357 shares of common stock issued by MedicalCV, Inc. to Peter Ludwig Hauser, dated July 1, 2003.

10.6	May Discretionary Credit Agreement by and between MedicalCV, Inc. and PKM Properties, LLC, dated July 1, 2003.

10.7	May Discretionary Credit Note issued by MedicalCV, Inc. (Maker) to PKM Properties, LLC (Payee), dated July 1, 2003.

10.8	Amendment to Warrants by and between MedicalCV, Inc. and PKM Properties, LLC, dated July 1, 2003.

10.9	Warrant Agreement to purchase 320,178 shares of common stock issued by MedicalCV, Inc. to PKM Properties, LLC, dated July 1, 2003.

99	Press release issued July 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: July 14, 2003	By:	/s/ Jules L. Fisher
Jules L. Fisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement by and between Peter L. Hauser and MedicalCV, Inc., dated July 1, 2003.

10.2	$1.0 Million Subordinated Note issued by MedicalCV, Inc. (Maker) to Peter Ludwig Hauser (Payee), dated July 1, 2003.

10.3	Subordination and Intercreditor Agreement by and between Peter L. Hauser and PKM Properties, LLC, accepted and acknowledged by MedicalCV, Inc., dated July 1, 2003.

10.4	May Security Agreement in favor of PKM Properties, LLC and Peter L. Hauser, securing property of MedicalCV, Inc., dated July 1, 2003.

10.5	Warrant Agreement to purchase 380,357 shares of common stock issued by MedicalCV, Inc. to Peter Ludwig Hauser, dated July 1, 2003.

10.6	May Discretionary Credit Agreement by and between MedicalCV, Inc. and PKM Properties, LLC, dated July 1, 2003.

10.7	May Discretionary Credit Note issued by MedicalCV, Inc. (Maker) to PKM Properties, LLC (Payee), dated July 1, 2003.

10.8	Amendment to Warrants by and between MedicalCV, Inc. and PKM Properties, LLC, dated July 1, 2003.

10.9	Warrant Agreement to purchase 320,178 shares of common stock issued by MedicalCV, Inc. to PKM Properties, LLC, dated July 1, 2003.

99	Press release issued July 14, 2003.